UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2021

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2021, Synchronoss Technologies, Inc. (the “Company”) entered into a Transition and Separation Agreement (the “Separation Agreement”) with David Clark, the Company’s Chief Financial Officer.

Pursuant to the Separation Agreement, Mr. Clark will continue to perform the duties of Chief Financial Officer of the Company and will be paid his regular wages through, and his employment will terminate on August 9, 2021 (subject to earlier termination pursuant to the Separation Agreement). During this transition period, Mr. Clark will also assist the Company in the process of transitioning the Chief Financial Officer position to a successor. The Company has commenced a search for a new Chief Financial Officer to replace Mr. Clark.

Mr. Clark’s current health coverage will continue until the end of the month of his employment termination date, and he is eligible to continue his health care coverage beyond such date through COBRA. The Separation Agreement provides that, in accordance with Mr. Clark’s employment agreement, following termination of Mr. Clark’s employment, Mr. Clark will receive (i) $586,162, less required withholding taxes, payable in 36 equal bi-monthly payments, (ii) a lump sum payment of $160,023, less required withholding taxes, payable no later than December 31, 2022, (iii) a lump sum payment of $183,274, less required withholding taxes, payable no later than December 31, 2021, and (iv) the gross amount of $51,772, which is intended to cover the employer portion of any COBRA payments for a period of 24 months following his employment termination date. The Separation Agreement also provides for a general release of claims by Mr. Clark.

The description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

a)The 2021 annual meeting of stockholders (the “Annual Meeting”) of Synchronoss Technologies, Inc. (the “Company”) was held on June 10, 2021.

b)The stockholders (i) elected the Company’s two nominees for directors, (ii) ratified the appointment of Ernst & Young LLP, as the Company’s independent registered accounting firm for fiscal year 2021, (iii) approved the advisory proposal on executive compensation and (iv) approved the amendment and restatement of the Company’s 2015 Equity Incentive Plan. Of the 55,211,512 shares of the Company’s common stock (including 11,036,781 shares of common stock underlying the Company’s outstanding Series A Convertible Participating Perpetual Preferred Stock) entitled to vote at the Annual Meeting, 38,295,072 shares, or approximately 69.4%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

1.	Election of Director:

Director	Shares For	Shares Withheld	Broker Non-Votes
Stephen G. Waldis	27,879,988	1,898,634	-0-
William J. Cadogan	28,883,884	894,738	-0-

2.	Ratification of Ernst & Young LLP:

Shares For:	38,096,298
Shares Against:	172,573
Shares Abstain:	26,201
Broker Non-Votes:	-0-

3.	Advisory Vote on Executive Compensation:

Shares For:	25,847,636
Shares Against:	3,887,113
Shares Abstain:	43,873
Broker Non-Votes:	8,516,450

4.	Amendment and Restatement of the Company’s 2015 Equity Incentive Plan:

Shares For:	25,433,029
Shares Against:	4,308,933
Shares Abstain:	36,660
Broker Non-Votes:	8,516,450

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release (the “Press Release”) announcing the matters described under Item 5.02 above and reaffirming its previously announced outlook for full-year 2021 is attached hereto and furnished as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
99.1	Press Release of Synchronoss Technologies, Inc. dated June 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 16, 2021	Synchronoss Technologies, Inc.

		By:	/s/ Jeffrey Miller
			Name:	Jeffrey Miller
			Title:	Chief Executive Officer & President